[Allison Steinberg analysis, undated]

Conclusions                                                 Market America, Inc.
--------------------------------------------------------------------------------
                                                                          Page 1
PROJECTIONS

* Our numbers compare to Burnham's Base Case as follows:

                                    2002E         2003E          2004E         2005E         2006E
Revenues         Burnham          $ 155,135     $ 173,752       $ 187,652    $ 202,664           n/a
                    % growth          12.0%         12.0%            8.0%         8.0%
                 MarketAm.        $ 145,231     $ 154,316       $ 166,399    $ 179,403     $ 193,528
                    % growth           4.8%          6.3%            7.8%         7.8%          7.9%

Op. Inc.         Burnham           $ 27,459      $ 30,754        $ 34,903     $ 37,695           n/a
                    % margin          17.7%         17.7%           18.6%        18.6%
                 MarketAm.         $ 27,397      $ 29,605        $ 32,665     $ 35,862      $ 39,209
                    % margin          18.9%         19.2%           19.6%        20.0%         20.3%

* Gross margins were approximately comparable - Burnham's lower operating margin is the result of a higher commission rate, higher lease expense, and no projected economies of scale in salaries or other operating expenses, offset by lower depreciation.

Net Income       Burnham           $ 18,765      $ 21,017        $ 23,762     $ 25,663           n/a
                    % margin          12.1%         12.1%           12.7%        12.7%
                 MarketAm.         $ 19,328      $ 21,164        $ 23,624     $ 26,244      $ 29,027
                    % margin          13.3%         13.7%           14.2%        14.6%         15.0%

* Burnham used a slightly lower tax rate and had lower interest income, as they did not prepare a projected balance sheet. The Company's projections assume cash and marketable securities continue to accumulate through 2006. Burnham also projected slightly higher other income.

* Conclusion - These projections are not too far apart at the operating income and net income levels. The biggest difference is in the revenues.

VALUATION

Key assumption - The Company's trailing twelve month numbers are unusually good due to the inclusion of certain sales in the first quarter of 2002 that normally wouldn't have occurred until Q2, as well as the inclusion of unearned income from Q4 2001. Therefore, I believe it is fair to calculate values at 4/01 and 7/01 for each methodology and average the two.

MARKET MULTIPLE ANALYSIS

* I came up with the exact same public comparable group as Burnham.

* I excluded AMM's multiples from my calculations as the company is borderline-profitable and the multiples are skewed.

* I used median multiples, similar to Burnham, as TUP also tends to skew things.

* I can't quite figure out how Burnham is calculating operating cash flow. They get $17.7 million for 2001A, versus net income of $20.2 million.

* I get a per share value from this method of $7.77 taking a straight average, vs. their $8.40 weighted average. Their straight average is $7.37. My straight average is slightly higher because I have more recent financial information. I don't agree with their weighted-average approach as it is assigning weights on the basis of the size of the valuation result from each multiple type, i.e., the price/sales valuation results in a smaller absolute dollar number versus the price/operating cash flow number, thus they weight it less. They are, in effect, replacing each result with its square, which is accentuating the higher values.

* I weighted this analysis at 50% versus Burnham's 40%.

DISCOUNTED CASH FLOW ANALYSIS

* I am comfortable with their WACC.

* I basically agree with the way they calculated Free Cash Flow, but their terminal value is much higher than mine, as they seem to be using a 11.0x FCF multiple. I calculated my terminal value using a public multiple of 5.1x EBITDA, as I believe this represents a fair 'take out' value at the end of 2006. They also seem to be discounting the flows back to July, 2000, instead of April, 2001. In the end, they calculate a per share value from this analysis of $13.22, versus my $12.23. Using the public comparable group as a sample of potential purchasers, the most anyone would pay is TUP at 8.0x EBITDA, or $12.23 using TTM data. Anything higher than that doesn't make sense, thus I lowered my weighting of this analysis from 25% to 5%.

* However, I also conducted a DCF analysis using net income and a terminal value based on net income. This gave a value of $11.64, which is in the range of values we get from the Market Analysis, thus I weighed this analysis at 10%.

* My average value for the DCF method was $11.93.

Conclusions - Continued                                     Market America, Inc.
--------------------------------------------------------------------------------

COMPARABLE TRANSACTION MULTIPLE

* I agree with Burnham's conclusion that 1.0x Sales is the proper valuation ratio. This results in a per share value, using TTM numbers, of $7.37. I also agree with them in weighting this analysis at 30%.

STOCK BUY-BACK ANALYSIS

* I weighted this analysis, which indicates a per share value of $4.18 per share, at 5%, the same as Burnham.

                         MARK.OB Trading History

                                             Average          Average
                    High          Low      Weekly Close    Weekly Volume
      3 yrs        $10.00       $ 2.81        $ 4.42          11,282
      2 yrs        $ 6.88       $ 2.88        $ 4.27          10,290
     1 year        $ 4.50       $ 2.88        $ 3.84           8,083

VALUATION CONCLUSION

* My analyses indicate a range of average per share values of $4.18 to $11.93, with data points at $4.18, $7.37, $7.77 and $11.93. My weighted average value is $8.08, vs $9.03 for Burnham.

SUBJECTIVE CONSIDERATIONS

* Direct marketing companies are unique in that they are very 'Cult of personality' driven. According to Company management, these types of companies don't typically perform well after the founder/CEO leaves.

* Example: Herbalife founder died on May 21, 2000 - He and his family controlled a majority of the Common Stock

                   95 - '99
                     CAGR         Fiscal 1999     Fiscal 2000       TTM
Revenue              18.3%           $956.2          $944.1        $891.8
Operating income     32.0%           $ 92.6          $ 72.8        $ 64.8
Net income           30.3%           $ 56.9          $ 46.4        $ 37.9

* Fiscal 2000 and TTM operating income and net income adjusted for expenses of failed tender offer

           Herbalife Class A Stock

                         High          Low
    Q1 1999            $ 16.25      $ 10.88
    Q2 1999            $ 12.13      $ 10.00
    Q3 1999            $ 16.00      $ 10.06
    Q4 1999            $ 15.25      $ 12.69

    Q1 2000            $ 16.25      $ 12.75
    Q2 2000            $ 15.00      $  8.00
    Q3 2000            $ 10.13      $  8.75
    Q4 2000            $  9.19      $  7.00

    Q1 2001            $ 10.00      $  7.00
    Q2 2001            $ 10.00      $  7.06

Historical and Projected Income Statement                   Market America, Inc.
--------------------------------------------------------------------------------
                                                                          Page 3


                                                                  Year Ended April 30,
                                            2001           2002           2003           2004           2005           2006
Revenues                                $138,513,706   $145,230,952   $154,316,105   $166,398,725   $179,402,537   $193,528,179

   % Growth                                     1.9%           4.8%           6.3%           7.8%           7.8%           7.9%

Cost of goods sold                        36,405,439     38,131,869     39,736,397     42,431,675     45,299,141     48,382,045

Selling, general and administrative       76,242,274     78,483,629     83,562,171     89,688,913     96,428,864    103,924,632
                                          ----------     ----------     ----------     ----------     ----------    -----------
   Operating cash flow (EBITDA)           25,865,993     28,615,454     31,017,537     34,278,137     37,674,533     41,221,502

   % Margin                                    18.7%          19.7%          20.1%          20.6%          21.0%          21.3%

Depreciation and amortization                937,208      1,218,549      1,412,991      1,612,991      1,812,991      2,012,991

Interest income (expense)                  3,192,864      2,570,444      3,301,761      4,101,634      5,015,782      6,034,162

Other income                               1,204,492        905,039        956,760      1,031,672      1,112,296      1,199,875

Income taxes                               9,113,747     11,544,026     12,698,650     14,174,420     15,746,107     17,415,955
                                          ----------     ----------     ----------     ----------     ----------    -----------
   Net income (loss)                     $20,212,394    $19,328,362    $21,164,417    $23,624,033    $26,243,512    $29,026,592
                                        =======================================================================================
   % Margin                                    14.6%          13.3%          13.7%          14.2%          14.6%          15.0%


tax rate                                       31.1%          37.4%          37.5%          37.5%          37.5%          37.5%

Quarterly Historical and Projected Income Statement         Market America, Inc.
--------------------------------------------------------------------------------
                                                                          Page 4


                                July 31,   October 31,  January 31,   April 30,     July 31,   October 31,  January 31,   April 30,
                                  2000        2000         2001         2001          2001        2001         2002         2002
                                <-------------------------Actual--------------------------->   <------------Projected-------------->
Sales                         $33,536,881  $35,314,883  $32,564,585  $37,097,357  $40,049,330  $31,479,868  $34,798,928  $38,902,826
  % growth                                   5.3%        -7.8%         13.9%        8.0%        -21.4%        10.5%        11.8%

Cost of sales                   8,985,799    9,133,861    8,450,477    9,835,302   10,581,707    8,279,205    9,117,319   10,153,638
                              ------------------------------------------------------------------------------------------------------
  Gross profit                 24,551,082   26,181,022   24,114,108   27,262,055   29,467,623   23,200,662   25,681,609   28,749,189
  % margin                      73.2%        74.1%       74.1%         73.5%        73.6%        73.7%        73.8%        73.9%

Selling expenses
  Commissions                  15,598,060   14,827,880   14,107,445   14,766,815   16,315,005   13,851,142   15,311,528   17,117,244
  Sales tax                        (6,594)         -            -          6,594          -            -            -            -

General and administrative
  Salaries                      1,480,189    1,886,703    1,804,410    3,350,740    1,957,621    2,176,444    2,192,210    2,211,703
  Consulting                      371,955      141,752       53,161       73,845       53,057       60,000       60,000       60,000
  Lease expense                   364,845      270,165     279,427       279,114      295,097      295,097      295,097      295,097
  Depreciation & amortization     187,590      138,162     358,619       252,837      308,805      286,581      303,248      319,915
  Other                         1,431,030    1,602,873    1,821,033    1,730,832    1,723,180    1,326,876    1,399,016    1,488,214
                              ------------------------------------------------------------------------------------------------------
    Total g&a                   3,835,609    4,039,655    4,316,650    5,687,368    4,337,760    4,144,999    4,249,571    4,374,929

Income from operations          5,124,007    7,313,487    5,690,013    6,801,278    8,814,858    5,204,522    6,120,510    7,257,016
  % margin                      15.3%        20.7%        17.5%        18.3%        22.0%        16.5%        17.6%        18.7%

Interest income (expense)         676,831      608,782     723,405    1,183,846       587,221      626,313      656,099      700,810
Gain (loss) on sale of assets      53,675      205,562     254,972        79,653       74,347       75,218       75,218       75,218
Other income                      160,600      161,644     136,686       151,700      112,108      158,223      163,865      170,842
                              ------------------------------------------------------------------------------------------------------
  Pre-tax income                6,015,113    8,289,475    6,805,076    8,216,477    9,588,534    6,064,276    7,015,692    8,203,886
  % margin                      17.9%        23.5%        20.9%        22.1%        23.9%        19.3%        20.2%        21.1%

Income taxes                    2,457,924    2,864,393    2,179,742    1,611,688    3,562,581    2,274,103    2,630,885    3,076,457
                              ------------------------------------------------------------------------------------------------------
  NET INCOME                  $ 3,557,189  $ 5,425,082  $ 4,625,334  $ 6,604,789  $ 6,025,953  $ 3,790,172  $ 4,384,808  $ 5,127,429
                              ======================================================================================================

  Basic earnings per share    $      0.18  $      0.28  $      0.24  $      0.34  $      0.31       $ 0.20       $ 0.23  $      0.26
                              ======================================================================================================
  Weighted average shares      19,452,174   19,420,978   19,420,000   19,420,000   19,420,000   19,420,000   19,420,000   19,420,000

Supplemental data:
  EBITDA                      $ 5,311,597  $ 7,451,649  $ 6,048,632  $ 7,054,115  $ 9,123,663  $ 5,491,103  $ 6,423,758  $ 7,576,930
    % margin                    15.8%        21.1%        18.6%        19.0%        22.8%        17.4%        18.5%        19.5%

Quarterly Historical and Projected Income Statement         Market America, Inc.
--------------------------------------------------------------------------------
                                                                          Page 5


                                July 31,   October 31,  January 31,   April 30,     July 31,   October 31,  January 31,   April 30,
                                  2000        2000         2001         2001          2001        2001         2002         2002
                                <-------------------------Actual--------------------------->   <------------Projected-------------->
Sales                              100.0%       100.0%       100.0%       100.0%       100.0%       100.0%       100.0%       100.0%

Cost of sales                       26.8%        25.9%        25.9%        26.5%        26.4%        26.3%        26.2%        26.1%
                              ------------------------------------------------------------------------------------------------------
  Gross profit                      73.2%        74.1%        74.1%        73.5%        73.6%        73.7%        73.8%        73.9%

Selling expenses
  Commissions                       46.5%        42.0%        43.3%        39.8%        40.7%        44.0%        44.0%        44.0%
  Sales tax                          0.0%         0.0%         0.0%         0.0%         0.0%         0.0%         0.0%         0.0%

General and administrative
  Salaries                           4.4%         5.3%         5.5%         9.0%         4.9%         6.9%         6.3%         5.7%
  Consulting                         1.1%         0.4%         0.2%         0.2%         0.1%         0.2%         0.2%         0.2%
  Lease expense                      1.1%         0.8%         0.9%         0.8%         0.7%         0.9%         0.8%         0.8%
  Depreciation & amortization        0.6%         0.4%         1.1%         0.7%         0.8%         0.9%         0.9%         0.8%
  Other                              4.3%         4.5%         5.6%         4.7%         4.3%         4.2%         4.0%         3.8%
                              ------------------------------------------------------------------------------------------------------
    Total g&a                       11.4%        11.4%        13.3%        15.3%        10.8%        13.2%        12.2%        11.2%

Income from operations              15.3%        20.7%        17.5%        18.3%        22.0%        16.5%        17.6%        18.7%

Interest income (expense)            2.0%         1.7%         2.2%         3.2%         1.5%         2.0%         1.9%         1.8%
Gain (loss) on sale of assets        0.2%         0.6%         0.8%         0.2%         0.2%         0.2%         0.2%         0.2%
Other income                         0.5%         0.5%         0.4%         0.4%         0.3%         0.5%         0.5%         0.4%
                              ------------------------------------------------------------------------------------------------------
  Pre-tax income                    17.9%        23.5%        20.9%        22.1%        23.9%        19.3%        20.2%        21.1%

Income taxes                         7.3%         8.1%         6.7%         4.3%         8.9%         7.2%         7.6%         7.9%
                              ------------------------------------------------------------------------------------------------------
  NET INCOME                        10.6%        15.4%        14.2%        17.8%        15.0%        12.0%        12.6%        13.2%
                              ======================================================================================================

Supplemental data:
  EBITDA                            15.8%        21.1%        18.6%        19.0%        22.8%        17.4%        18.5%        19.5%

Annual Historical and Projected Income Statement            Market America, Inc.
--------------------------------------------------------------------------------
                                                                          Page 6

                                                             Year Ending April 30,
                     1998         1999         2000         2001         2002         2003         2004         2005         2006
                     <------------------Actual----------------->         <-----------------------Projected---------------------->
Sales            $87,531,005 $110,347,824 $135,965,263 $138,513,706 $145,230,952 $154,316,105 $166,398,725 $179,402,537 $193,528,179
  % growth        32.1%        26.1%        23.2%         1.9%         4.8%         6.3%         7.8%         7.8%         7.9%

Cost of sales     21,144,983   28,071,236   33,913,335   36,405,439   38,131,869   39,736,397   42,431,675   45,299,141   48,382,045
                 -------------------------------------------------------------------------------------------------------------------
  Gross profit    66,386,022   82,276,588  102,051,928  102,108,267  107,099,083  114,579,708  123,967,050  134,103,397  145,146,134
  % margin        75.8%        74.6%        75.1%        73.7%        73.7%        74.3%        74.5%        74.8%        75.0%

Selling expenses
  Commissions     39,061,225   49,692,793   60,580,701   59,300,200   62,594,919   67,127,506   72,799,442   78,937,116   85,636,219
  Sales tax        1,985,462      358,741          -            -            -            -            -            -            -

General and
 administrative
  Salaries         4,028,643    5,085,053    6,910,803    8,522,042    8,537,978    8,641,702    8,819,132    9,149,529    9,482,881
  Consulting         124,211      266,154      819,128      640,713      233,057      385,790      415,997      448,506      483,820
  Lease expense      695,507      995,994    1,380,351    1,193,551    1,180,388    1,234,529    1,331,190    1,435,220    1,548,225
  Depreciation &
   amortization      167,483      208,868      439,095      937,208    1,218,549    1,412,991    1,612,991    1,812,991    2,012,991
  Other            2,984,089    4,592,219    6,027,142    6,585,768    5,937,287    6,172,644    6,323,152    6,458,491    6,773,486
                 -------------------------------------------------------------------------------------------------------------------
    Total g&a      7,999,933   11,148,288   15,576,519   17,879,282   17,107,259   17,847,657   18,502,462   19,304,739   20,301,404

Income from
 operations       17,339,402   21,076,766   25,894,708   24,928,785   27,396,906   29,604,546   32,665,146   35,861,541   39,208,511
  % margin        19.8%        19.1%        19.0%        18.0%        18.9%        19.2%        19.6%        20.0%        20.3%

Interest income
 (expense)           982,043    1,738,969    2,120,809    3,192,864    2,570,444    3,301,761    4,101,634    5,015,782    6,034,162
Gain (loss) on
 sale of assets          500       (8,537)      50,423      593,862      300,000      324,064      349,437      376,745      406,409
Other income         461,264      778,452      780,106      610,630      605,039      632,696      682,235      735,550      793,466
                 -------------------------------------------------------------------------------------------------------------------
  Pre-tax income  18,783,209   23,585,650   28,846,046   29,326,141   30,872,388   33,863,067   37,798,452   41,989,620   46,442,547
  % margin        21.5%        21.4%        21.2%        21.2%        21.3%        21.9%        22.7%        23.4%        24.0%

Income taxes       7,942,669    9,394,625   11,055,124    9,113,747   11,544,026   12,698,650   14,174,420   15,746,107   17,415,955
                 -------------------------------------------------------------------------------------------------------------------
  NET INCOME     $10,840,540 $ 14,191,025 $ 17,790,922 $ 20,212,394 $ 19,328,362 $ 21,164,417 $ 23,624,033 $ 26,243,512 $ 29,026,592
                 ===================================================================================================================

  Basic earnings
   per share     $      0.54 $       0.71 $       0.89 $       1.04 $       1.00 $       1.09 $       1.22 $       1.35 $       1.49
                 ===================================================================================================================
  Weighted
   average shares 19,950,000   19,950,000   19,936,301   19,428,356   19,420,000   19,420,000   19,420,000   19,420,000   19,420,000

Supplemental data:
  EBITDA         $17,506,885 $ 21,285,634 $ 26,333,803 $ 25,865,993 $ 28,615,454 $ 31,017,537 $ 34,278,137 $ 37,674,533 $ 41,221,502
    % margin      20.0%        19.3%        19.4%        18.7%        19.7%        20.1%        20.6%        21.0%        21.3%

Annual Historical and Projected Income Statement            Market America, Inc.
--------------------------------------------------------------------------------
                                                                          Page 7

                                                             Year Ending April 30,
                     1998         1999         2000         2001         2002         2003         2004         2005         2006
                     <------------------Actual----------------->         <-----------------------Projected---------------------->
Sales                 100.0%       100.0%       100.0%       100.0%       100.0%       100.0%       100.0%       100.0%       100.0%

Cost of sales          24.2%        25.4%        24.9%        26.3%        26.3%        25.8%        25.5%        25.3%        25.0%
  Gross profit         75.8%        74.6%        75.1%        73.7%        73.7%        74.3%        74.5%        74.8%        75.0%

Selling expenses
  Commissions          44.6%        45.0%        44.6%        42.8%        43.1%        43.5%        43.8%        44.0%        44.3%
  Sales tax             2.3%         0.3%         0.0%         0.0%         0.0%         0.0%         0.0%         0.0%         0.0%

General and
 administrative
  Salaries              4.6%         4.6%         5.1%         6.2%         5.9%         5.6%         5.3%         5.1%         4.9%
  Consulting            0.1%         0.2%         0.6%         0.5%         0.2%         0.3%         0.3%         0.3%         0.3%
  Lease expense         0.8%         0.9%         1.0%         0.9%         0.8%         0.8%         0.8%         0.8%         0.8%
  Depreciation &
   amortization         0.2%         0.2%         0.3%         0.7%         0.8%         0.9%         1.0%         1.0%         1.0%
  Other                 3.4%         4.2%         4.4%         4.8%         4.1%         4.0%         3.8%         3.6%         3.5%
    Total g&a           9.1%        10.1%        11.5%        12.9%        11.8%        11.6%        11.1%        10.8%        10.5%

Income from
 operations            19.8%        19.1%        19.0%        18.0%        18.9%        19.2%        19.6%        20.0%        20.3%

Interest income
 (expense)              1.1%         1.6%         1.6%         2.3%         1.8%         2.1%         2.5%         2.8%         3.1%
Gain (loss) on
 sale of assets         0.0%         0.0%         0.0%         0.4%         0.2%         0.2%         0.2%         0.2%         0.2%
Other income            0.5%         0.7%         0.6%         0.4%         0.4%         0.4%         0.4%         0.4%         0.4%
  Pre-tax income       21.5%        21.4%        21.2%        21.2%        21.3%        21.9%        22.7%        23.4%        24.0%

Income taxes            9.1%         8.5%         8.1%         6.6%         7.9%         8.2%         8.5%         8.8%         9.0%
  NET INCOME           12.4%        12.9%        13.1%        14.6%        13.3%        13.7%        14.2%        14.6%        15.0%

Supplemental data:
  EBITDA               20.0%        19.3%        19.4%        18.7%        19.7%        20.1%        20.6%        21.0%        21.3%

Historical and Projected Statement of Cash Flows            Market America, Inc.
--------------------------------------------------------------------------------
                                                                          Page 8

                                                                              Year Ending April 30,
                                                 2001           2002           2003           2004           2005           2006
                                                 ----           ----           ----           ----           ----           ----
Net income                                  $ 20,212,394   $ 19,328,362   $ 21,164,417   $ 23,624,033   $ 26,243,512   $ 29,026,592
Plus: Depreciation and amortization              937,208      1,218,549      1,412,991      1,612,991      1,812,991      2,012,991
      Deferred income taxes                      140,000         55,937       (156,696)       (44,273)       (47,151)       (50,095)
      Gain (loss) on asset sale                 (593,862)       (33,173)           -              -              -              -
      Change in current assets                (3,766,143)     2,289,004       (858,892)      (610,955)      (699,259)      (748,385)
      Change in other assets                      29,957         11,616         15,152         15,152         15,152         15,152
      Change in current liabilities            1,547,730     (1,842,147)       513,756      1,204,260      1,310,332      1,405,168
                                            ----------------------------------------------------------------------------------------
NET CASH FROM OPERATIONS                     $18,507,284   $ 21,028,148   $ 22,090,728   $ 25,801,208   $ 28,635,578   $ 31,661,423

Purchases of PP&E, net                      $ (5,043,803)  $ (4,713,335)  $ (1,000,000)  $ (1,000,000)  $ (1,000,000)  $ (1,000,000)
Deposit on building                           (1,100,000)     1,100,000            -              -              -              -
Advances to related parties                       89,688       (310,346)           -              -              -              -
Restricted cash                                 (295,842)           -              -              -              -              -
Other                                            647,601            -              -              -              -              -
                                            ----------------------------------------------------------------------------------------
NET CASH FROM INVESTING                     $ (5,702,356)  $ (3,923,681)  $ (1,000,000)  $ (1,000,000)  $ (1,000,000)  $ (1,000,000)

Borrowings of long-term debt, net           $  1,206,661      $ (82,410)     $ (89,085)     $ (95,841)    $ (103,900)  $        -
Repurchase of Common Stock                      (369,000)           -              -              -              -              -
                                            ----------------------------------------------------------------------------------------
NET CASH FROM FINANCING                     $    837,661      $ (82,410)     $ (89,085)     $ (95,841)    $ (103,900)  $        -
                                            ----------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH                 $ 13,642,589   $ 17,022,057   $ 21,001,643   $ 24,705,367   $ 27,531,678   $ 30,661,423

 Beginning cash and marketable securities   $ 53,170,575   $ 66,813,164   $ 83,835,221   $104,836,864   $129,542,230   $157,073,908
                                            ----------------------------------------------------------------------------------------

 Ending cash and marketable securities      $ 66,813,164   $ 83,835,221   $104,836,864   $129,542,230   $157,073,908   $187,735,332
                                            ========================================================================================

Historical and Projected Balance Sheet                      Market America, Inc.
--------------------------------------------------------------------------------
                                                                          Page 9

                    April 30,   July 31,  October 31,  January 31,   April 30,                       April 30,
                    2001 Act.   2001 Act.    2001         2001         2002         2003         2004         2005         2006
                  -----------------------------------------------------------------------------------------------------------------
ASSETS

Cash and marketable
 securities       $66,813,164 $71,540,354 $73,482,441 $ 78,437,301 $ 83,835,221 $104,836,864 $129,542,230 $157,073,908 $187,735,332
Income tax refund
 receivable         2,366,440         -           -            -            -            -            -            -            -
Interest receivable   550,827     138,126     147,321      154,328      164,844      569,614      707,606      865,314    1,041,002
Advances to related
 parties               16,222      90,259      90,259       90,259       90,259       90,259       90,259       90,259       90,259
Advances to officers,
 directors, etc.      236,467     472,776     472,776      472,776      472,776      472,776      472,776      472,776      472,776
Inventory           3,296,701   4,093,335   3,528,070    3,565,953    3,611,139    4,009,540    4,418,669    4,889,374    5,383,526
Deferred tax assets   372,500     259,700     165,774      191,783      224,263      380,960      425,233      472,383      522,479
Other current assets  134,190     252,413     255,877      268,950      283,171      338,891      402,724      473,572      552,115
                  -----------------------------------------------------------------------------------------------------------------
  Total current
   assets          73,786,511  76,846,963  78,142,519   83,181,349   88,681,673  110,698,903  136,059,498  164,337,585  195,797,489

Property, plant &
 equipment         15,199,878  18,913,213  19,246,546   19,579,880   19,913,213   20,913,213   21,913,213   22,913,213   23,913,213
Less: accumulated
 depreciation      (1,913,505) (2,218,342) (2,504,923)  (2,808,171)  (3,128,086)  (4,541,077)  (6,154,068)  (7,967,060)  (9,980,051)
                  -----------------------------------------------------------------------------------------------------------------
  Property, plant &
   equipment, net  13,286,373  16,694,871  16,741,623   16,771,709   16,785,127   16,372,136   15,759,145   14,946,153   13,933,162

Restricted cash     2,933,477   2,933,477   2,933,477    2,933,477    2,933,477    2,933,477    2,933,477    2,933,477    2,933,477
Deposit on building 1,100,000         -           -            -            -            -            -            -            -
Other assets        1,326,729   1,322,941   1,322,689    1,318,901    1,315,113    1,299,961    1,284,810    1,269,658    1,254,507
                  -----------------------------------------------------------------------------------------------------------------
   TOTAL ASSETS   $92,433,090 $97,798,252 $99,140,308 $104,205,435 $109,715,390 $131,304,478 $156,036,929 $183,486,874 $213,918,634
                  =================================================================================================================


LIABILITIES & STOCKHOLDERS' EQUITY

Current portion of
 long-term debt    $    80,478 $       -   $       -   $        -   $        -   $        -   $        -   $        -   $        -
Accounts payable
 - trade             1,861,504   2,101,442   1,922,798    1,943,445    1,968,070    2,185,199    2,408,175    2,664,709    2,934,022
Commissions payable  2,676,825   2,847,900   2,130,945    2,355,620    2,633,422    2,581,827    2,799,979    3,036,043    3,293,701
Sales tax payable    1,039,156   1,057,883     849,956      939,571    1,050,376    1,157,709    1,248,355    1,345,912    1,451,885
Income taxes payable 3,811,363   3,486,464   2,274,103    2,630,885    3,076,457    3,174,663    3,543,605    3,936,527    4,353,989
Other accrued
 liabilities           526,462     544,934     448,282      476,197      492,255      512,712      560,662      612,837      668,787
Unearned revenue     4,289,569   3,647,117   3,632,292    3,613,735    3,142,151    3,264,379    3,519,973    3,795,054    4,093,865
                   -----------------------------------------------------------------------------------------------------------------
  Total current
   liablities       14,285,357  13,685,740  11,258,378   11,959,452   12,362,732   12,876,488   14,080,748   15,391,080   16,796,249

Long-term debt       1,955,346   2,015,677   1,994,923    1,974,168    1,953,414    1,864,329    1,768,488    1,664,588    1,664,588
Deferred tax
 liability              92,300         -           -            -            -            -            -            -            -

STOCKHOLDERS' EQUITY

Capital stock           39,995      39,995      39,995       39,995       39,995       39,995       39,995       39,995       39,995
Retained earnings   76,060,092  82,056,840  85,847,012   90,231,820   95,359,249  116,523,665  140,147,698  166,391,210  195,417,802
                   -----------------------------------------------------------------------------------------------------------------
  Total
   stockholders'
   equity           76,100,087  82,096,835  85,887,007   90,271,815   95,399,244  116,563,660  140,187,693  166,431,205  195,457,797
                   -----------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES
 & STOCKHOLDERS'
 EQUITY            $92,433,090 $97,798,252 $99,140,308 $104,205,435 $109,715,390 $131,304,478 $156,036,929 $183,486,874 $213,918,634
                   =================================================================================================================

Revenue Analysis                                            Market America, Inc.
--------------------------------------------------------------------------------
                                                                         Page 10

                                                                       Year Ending April, 30
                                  1999         2000         2001         2002         2003         2004         2005         2006
                                  ----         ----         ----         ----         ----         ----         ----         ----
New distributor
 subscriptions                     25,935       26,773       22,955       29,743       30,635       31,554       32,500       33,475
   % growth                         -9.8%         3.2%       -14.3%        29.6%         3.0%         3.0%         3.0%         3.0%
Estimated ordering
 distributors                      33,596       35,851       38,713       41,430       43,148       44,131       45,139       46,173
   % growth                         14.2%         6.7%         8.0%         7.0%         4.1%         2.3%         2.3%         2.3%
New distributors/
 total ordering distr.              77.2%        74.7%        59.3%        71.8%        71.0%        71.5%        72.0%        72.5%

New distributor
 subscription fee            $      69.27 $      69.19 $      60.27 $      67.13 $      69.95 $      69.95 $      69.95 $      69.95
Total distributor
 subscription revenue        $  1,796,400 $  1,852,556 $  1,383,578 $  1,996,515 $  2,142,903 $  2,207,190 $  2,273,405 $  2,341,607

New distributor entry
 purchases/distr.            $        495 $        503 $        574 $        553 $        578 $        603 $        628 $        653
Total new distr. entry
 purchase revenue            $ 12,845,732 $ 13,460,668 $ 13,183,010 $ 16,453,876 $ 17,713,361 $ 19,033,607 $ 20,417,127 $ 21,866,526

Purchases of sales aids
 per ordering distr.         $        103 $        126 $        118 $        169 $        125 $        131 $        138 $        145
Total sales aid revenue      $  3,474,931 $  4,532,981 $  4,557,699 $  7,012,480 $  5,393,446 $  5,792,222 $  6,220,786 $  6,681,382

Average product sale per
 ordering distr.             $      2,362 $      2,465 $      2,558 $      2,376 $      2,400 $      2,520 $      2,646 $      2,778
Total product sales          $ 79,342,636 $ 88,371,735 $ 99,023,758 $ 98,419,479 $103,554,169 $111,210,660 $119,439,091 $128,282,526

Professional service
 package rev/distr.          $         19 $         21 $         15 $         17 $         17 $         19 $         21 $         23
Total professional service
 pkge revenue                $    643,841 $    735,990 $    574,130 $    696,320 $    733,509 $    838,493 $    947,929 $  1,061,980

Pro pack renewal revenue/
 distr.                      $         34 $         47 $         51 $         57 $         63 $         69 $         76 $         83
Total pro pack renewal
 revenue                     $  1,152,711 $  1,691,129 $  1,981,360 $  2,360,031 $  2,703,679 $  3,041,847 $  3,422,479 $  3,850,926

Distributor renewals               18,738       20,598        3,850       24,333       25,889       26,479       27,084       27,704
Distributor renewals/
 total ordering distr.              55.8%        57.5%         9.9%        58.7%        60.0%        60.0%        60.0%        60.0%
Renewal fee                  $        -   $      52.51 $      50.29 $      50.03 $      50.03 $      52.51 $      52.51 $      50.29
Total distributor renewal
 revenue                     $    979,265 $  1,081,561 $    193,618 $  1,217,334 $  1,295,168 $  1,351,188 $  1,409,700 $  1,470,817

Convention ticket sales/
 ordering distr.             $         29 $         53 $         47 $         58 $         55 $         58 $         61 $         64
Total convention ticket
 revenue                     $    991,000 $  1,883,860 $  1,811,000 $  2,390,342 $  2,373,116 $  2,548,578 $  2,737,146 $  2,939,808

Leadership ticket sales/
 ordering distr.             $         30 $         46 $         40 $         52 $         55 $         58 $         61 $         64
Total leadership ticket
 revenue                     $  1,023,750 $  1,664,250 $  1,562,050 $  2,134,182 $  2,373,116 $  2,548,578 $  2,737,146 $  2,939,808

Expo ticket sales/
 ordering distr.             $          3 $          3 $          3 $          1 $          2 $          2 $          2 $          2
Total expo ticket revenue    $    115,425 $     92,100 $    112,500 $     53,227 $     86,295 $     88,262 $     90,279 $     92,346

Regional sales/total
 distr. sales                        0.0%         0.1%         0.3%         0.4%         0.5%         0.6%         0.7%         0.8%
Total regional sales         $        -   $    109,120 $    284,900 $    379,005 $    517,771 $    667,264 $    836,074 $  1,026,260

Processing fees/total
 distributor sales                  2.09%        3.08%        3.58%        3.96%        4.50%        4.75%        5.00%        5.25%
Total processing fee revenue $  1,661,290 $  2,718,609 $  3,547,325 $  3,901,221 $  4,659,938 $  5,282,506 $  5,971,955 $  6,734,833

Shipping fee/total
 distributor sales                   9.2%         9.9%         9.0%         9.1%         9.3%         9.3%         9.3%         9.3%
Total shipping revenue       $  7,271,420 $  8,767,313 $  8,903,790 $  8,918,870 $  9,630,538 $ 10,342,591 $ 11,107,835 $ 11,930,275

Preferred customer sales/
 total distr. sales                 0.39%        0.51%        0.45%        0.86%        1.10%        1.30%        1.50%        1.80%
Total preferred customer
 revenue                     $    307,207 $    449,578 $    448,886 $    849,523 $  1,139,096 $  1,445,739 $  1,791,586 $  2,309,085

TOTAL REVENUES               $111,605,608 $127,411,450 $137,567,604 $146,782,404 $154,316,105 $166,398,725 $179,402,537 $193,528,179

Revenue Analysis - Actuals                                  Market America, Inc.
--------------------------------------------------------------------------------
                                                                         Page 11

                                                          Year Ending April, 2001                 Total
                                                   Q1          Q2          Q3          Q4         2001
                                                   --          --          --          --         ----
New distributor subscriptions                       5,750       4,971       5,147       7,087       22,955
  % growth                                         -13.6%      -13.5%        3.5%       37.7%       -14.3%
Estimated ordering distributors                    49,358      39,745      39,235      38,713       38,713
  % growth                                          40.7%      -19.5%       -1.3%       -1.3%         8.0%
New distributors/total ordering distributors        11.6%       12.5%       13.1%       18.3%        59.3%

New distributor subscription fee              $     69.95 $     69.95 $     50.09 $     53.03 $      60.27
Total distributor subscription revenue        $   402,222 $   347,721 $   257,817 $   375,818 $  1,383,578

New distributor entry purchases/distr.        $       530 $       637 $       601 $       546 $        574
Total new distr. entry purchase revenue       $ 3,047,524 $ 3,167,443 $ 3,095,346 $ 3,872,697 $ 13,183,010

Purchases of sales aids per ordering distr.   $        20 $        25 $        17 $        49 $        118
Total sales aid revenue                       $   977,912 $ 1,002,818 $   665,912 $ 1,911,057 $  4,557,699

Average product sale per ordering distr.      $       511 $       615 $       578 $       688 $      2,558
Total product sales                           $25,231,226 $24,447,950 $22,691,742 $26,652,840 $ 99,023,758

Professional service package rev/distr.       $         3 $         4 $         3 $         4 $         15
Total professional service pkge revenue       $   164,219 $   145,174 $   117,997 $   146,740 $    574,130

Pro pack renewal revenue/distr.               $        11 $        12 $        12 $        13 $         51
Total pro pack renewal revenue                $   518,899 $   487,981 $   479,859 $   494,621 $  1,981,360

Distributor renewals                                   (2)        -           -         3,852        3,850
Distributor renewals/total ordering distr.           0.0%        0.0%        0.0%       10.0%         9.9%
Renewal fee                                   $     37.50 $     37.50 $     49.95 $     50.28 $      50.29
Total distributor renewal revenue             $       (60)$       -   $       -   $   193,678 $    193,618

Convention ticket sales/ordering distr.       $         3 $         0 $       -   $        42 $         47
Total convention ticket revenue               $   169,275 $    16,700 $       -   $ 1,625,025 $  1,811,000

Leadership ticket sales/ordering distr.       $       -   $        39 $         1 $       -   $         40
Total leadership ticket revenue               $       -   $ 1,531,950 $    30,100 $       -   $  1,562,050

Expo ticket sales/ordering distr.             $       -   $         3 $       -   $       -   $          3
Total expo ticket revenue                     $       -   $   112,500 $       -   $       -   $    112,500

Regional sales/total distr. sales.                   0.0%        0.3%          nm        0.8%         0.3%
Total regional sales                          $     1,375 $    73,755 $       -   $   209,770 $    284,900

Processing fees/total distributor sales             3.38%       3.69%       3.78%       3.50%        3.58%
Total processing fee revenue                  $   852,274 $   902,225 $   858,692 $   934,134 $  3,547,325

Shipping fee/total distributor sales                 8.8%        9.2%        9.4%        8.7%         9.0%
Total shipping revenue                        $ 2,230,926 $ 2,238,493 $ 2,127,386 $ 2,306,985 $  8,903,790

Preferred customer sales/total distr. sales         0.46%       0.44%       0.51%       0.41%        0.45%
Total preferred customer revenue              $   114,814 $   108,497 $   116,276 $   109,299 $    448,886
                                              ------------------------------------------------------------
TOTAL REVENUES (before adjustments)           $33,710,606 $34,583,207 $30,441,127 $38,832,664 $137,567,604
                                              ============================================================


             Year Ending April, 2002                Total
    Q1 Act.      Q2          Q3          Q4         2002
    -------      --          --          --         ----
      8,083       7,408       5,762       8,490       29,743
      14.1%       -8.4%      -22.2%       47.3%        29.6%
     42,660      36,714      38,313      41,430       41,430
      10.2%      -13.9%        4.4%        8.1%         7.0%
      18.9%       20.2%       20.2%       20.2%        71.8%

$     59.56 $     69.95 $     69.95 $     69.95 $      67.13
$   481,433 $   518,181 $   403,042 $   593,859 $  1,996,515

        439         629         711         489 $        553
$ 3,545,673 $ 4,662,873 $ 4,093,938 $ 4,151,391 $ 16,453,876

$        84 $        26 $        25 $ 35        $        169
$ 3,599,814 $   972,677 $   974,566 $ 1,465,423 $  7,012,480

$       642 $       584 $       620 $       623 $      2,376
$27,403,564 $21,454,717 $23,755,312 $25,805,886 $ 98,419,479

$         4 $         4 $         4 $         5 $         17
$   189,127 $   131,366 $   164,548 $   211,279 $    696,320

$        17 $        14 $        15 $        14 $         57
$   734,439 $   495,852 $   560,302 $   569,438 $  2,360,031

        -           -        18,536       5,797       24,333
       0.0%        0.0%       48.4%       14.0%        58.7%
$     37.50 $     37.50 $     49.95 $     50.28 $      50.03
$       -   $       -   $   925,861 $   291,473 $  1,217,334

$         7 $       -   $      -    $        50 $         58
$   305,175 $       -   $      -    $ 2,085,167 $  2,390,342

$        41 $         5 $         5 $       -   $         52
$ 1,744,750 $   182,922 $   206,510 $       -   $  2,134,182

$         1 $       0.3 $       -   $       -   $          1
$    41,250 $    11,977 $       -   $       -   $     53,227

       0.3%        0.3%        0.3%        0.8%         0.4%
$    52,249 $    59,074 $    59,723 $   207,959 $    379,005

      3.38%       3.69%       5.19%       3.47%        3.96%
$   983,083 $   791,619 $ 1,232,104 $   894,415 $  3,901,221

       9.0%        9.5%        9.1%        9.2%         9.1%
$ 2,357,584 $ 2,028,024 $ 2,170,077 $ 2,363,185 $  8,918,870

      0.82%       0.80%       1.06%       1.02%        0.86%
$   162,641 $   170,586 $   252,945 $   263,351 $    849,523
------------------------------------------------------------
$41,600,782 $31,479,868 $34,798,928 $38,902,826 $146,782,404
============================================================

Valuation Analysis                                          Market America, Inc.
--------------------------------------------------------------------------------
(See Page 4 for multiple analysis)                                       Page 12


PUBLIC MARKET ANALYSIS:


                                   Twelve Months Ended                                                Twelve Months Ended
                              April 2001      July 31, 2001                                      April 2001      July 31, 2001
                              ----------      -------------                                      ----------      -------------
Trailing EBITDA              $ 25,865,993     $ 29,678,059          Stockholder's equity        $ 76,100,087     $ 82,096,835
EBITDA multiple                       5.2              5.2          Price/Book multiple                  1.6              1.6
Enterprise value             $135,793,464     $155,806,368          Equity value                $119,449,337     $128,862,041
Less: debt                      1,953,414        1,864,329          Weighted average shares:      19,420,000       19,420,000
Plus: cash & sec.              66,813,164       71,540,354          Price per share:            $       6.15     $       6.64
                             ------------     ------------
Equity value                 $200,653,214     $225,482,393
Weighted average shares:       19,420,000       19,420,000          Operating cash flow         $ 25,865,993     $ 29,678,059
Price per share:             $      10.33     $      11.61          Price/Book multiple                  5.1              5.1
                                                                    Equity value                $131,983,479     $151,434,877
                                                                    Weighted average shares:      19,420,000       19,420,000
Trailing net income          $ 20,212,394     $ 22,681,158          Price per share:            $       6.80     $       7.80
Earnings multiple                    10.3             10.3
                             ------------     ------------
Implied value of company     $209,068,524     $234,604,383
Weighted average shares:       19,420,000       19,420,000          COMPARABLE ACQUISITION ANALYSIS:
Price per share:             $      10.77           $12.08
                                                                                                      Twelve Months Ended
                                                                                                 April 2001      July 31, 2001
                                                                                                 ----------      -------------

Trailing net revenues        $138,513,706     $145,026,155          Trailing net revenues       $138,513,706     $145,026,155
Revenue multiple                      0.4              0.4          Revenue multiple            1.01             1.01
                             ------------     ------------                                      ------------     ------------
Implied value of company     $ 52,820,970     $ 55,304,435          Implied value of company    $139,898,843     $146,476,417
Weighted average shares:       19,420,000       19,420,000          Weighted average shares:    19,420,000        19,420,000
Price per share:             $       2.72     $       2.85          Price per share:            $7.20            $7.54

Valuation Analysis - Continued                              Market America, Inc.
--------------------------------------------------------------------------------
                                                                         Page 13

NET PRESENT VALUE ANALYSIS:

                                                            Year Ended April 30,
                                      2002           2003           2004           2005            2006
Net income                        $19,328,362    $21,164,417    $23,624,033    $26,243,512    $ 29,026,592
                                                                                              $300,238,890  Terminal Value
                                  $19,328,362    $21,164,417    $23,624,033    $26,243,512    $329,265,482

EBIT * (1-t)                      $17,719,077    $19,100,816    $21,060,511    $23,108,648    $ 25,255,241
Depreciation                        1,218,549      1,412,991      1,612,991      1,812,991       2,012,991
Capital expenditures               (4,713,335)    (1,000,000)    (1,000,000)    (1,000,000)     (1,000,000)
Change in non-cash work. cap.         204,271       (501,832)       549,032        563,923         606,688
                                  -------------------------------------------------------------------------
   Free Cash Flow                 $14,428,561    $19,011,975    $22,222,535    $24,485,563    $ 26,874,921
                                                                                              $210,336,300  Terminal Value
                                  $14,428,561    $19,011,975    $22,222,535    $24,485,563    $237,211,220



Terminal multiple                            5.1x trailing EBITDA                      10.3x trailing net income
Discount rate:                                     15.13%                                        15.13%

Net present enterprise value                     $172,646,118       Net present equity value: $225,954,283
Less:  debt                                         1,953,414
Plus:  cash                                        66,813,164
                                                 ------------
Implied equity value:                            $237,505,868

Weighted average shares:                           19,420,000                                   19,420,000
Price per share:                                 $      12.23                                 $      11.64

Valuation Analysis - Continued                              Market America, Inc.
--------------------------------------------------------------------------------
                                                                         Page 14


RANGE OF POST-MONEY COMPANY VALUES:

                                                                      Weighted
                                           Value       Weighting      Average
                                           -----       ---------      --------
Comparable Acquisition Method
   Trailing net revenues                  $  7.37        30.0%         $ 2.21

Public Market Method
   Trailing EBITDA                        $ 10.97        10.0%         $ 1.10
   Trailing net income                    $ 11.42        10.0%         $ 1.14
   Trailing net revenues                  $  2.78        10.0%         $ 0.28
   Stockholder's equity                   $  6.39        10.0%         $ 0.64
   Operating cash flow                    $  7.30        10.0%         $ 0.73
                                          -------
                               Average:   $  7.77

Net Present Value Method
   FCF                                    $ 12.23         5.0%         $ 0.61
   Net income                             $ 11.64        10.0%         $ 1.16
                                          -------
                               Average:   $ 11.93

Stock Buy-Back Method                     $  4.18         5.0%         $ 0.21
                                                                       ------
                                          -----------------------------------
                                          Weighted Average Valuation:  $ 8.08
                                          -----------------------------------

Multiple Analysis                                           Market America, Inc.
--------------------------------------------------------------------------------
                                                                         Page 15

                                      Market     Enterprise      Trailing Twelve Month (in Mil)    Price to Trailing Twelve Months
PUBLIC COMPARABLES:                 Cap. (Mil)   Value (Mil)    Sales       EBITDA    Net Income    Sales    EBITDA    Net Income
                                    ----------   -----------    -----       ------    ----------    -----    ------    ----------
Advantage Marketing Sys (AMM)            12.2         12.9         26.9         1.2        0.3       0.5      10.2       42.5
Herbalife Intl. (HERBA)                 340.1        202.6        891.8        77.6       37.9       0.4       4.4        9.0
Mannatech (MTEX)                         24.1         20.5        138.0        (5.1)      (8.2)      0.2        nm         nm
Nature's Sunshine Products (NATR)       242.9        212.0        317.2        32.1       16.5       0.8       7.6       14.7
Nu Skin (NUS)                           572.0        588.5        868.0       112.1       55.3       0.7       5.1       10.3
Reliv International (RELV)                9.7          9.8         57.8        (0.1)      (1.2)      0.2        nm         nm
Tupperware Corp. (TUP)                1,426.8      1,795.1      1,070.0       170.3       72.2       1.3       8.4       19.8
Usana (USNA)                             16.5         21.3        116.3         8.2        2.1       0.1       2.0        8.0
                                    -----------------------------------------------------------------------------------------
                       Average:     $   330.5    $   357.8    $   435.7    $   49.5    $  21.9       0.5       6.3       17.4
                        Median:     $   133.5    $   111.9    $   227.6    $   20.1    $   9.3       0.4       6.3       12.5

50%+ Insider Ownership:
                       Average:     $   122.1    $    77.9    $   355.3    $   28.5    $  12.9       0.2       3.2        8.5
                        Median:     $    16.5    $    21.3    $   116.3    $    8.2    $   2.1       0.2       3.2        8.5

                                                                    Excluding AMM -   Average:       0.5       5.5       12.4
                                                                                                 ----------------------------
                                                                                       Median:       0.4       5.1       10.3
                                                                                                 ----------------------------

Market America (MARK.OB)            $    83.7    $    14.2    $   145.0    $   29.7    $  22.7       0.6       2.8        3.7


Source: Market Guide, Multex Investor; Prices as of 9/5/01

Multiple Analysis                                           Market America, Inc.
--------------------------------------------------------------------------------
                                                                         Page 16

                                    Enterprise Value to                                             % Owned by     TTM      TTM
                                   Trailing Twelve Months    Price/  Rev. 5-Year EPS 5-Year         Insiders and  EBITDA  Net Profit
PUBLIC COMPARABLES:               Sales  EBITDA  Net Income   Book     Growth      Growth     ROE   5%+ Holders   Margin   Margin
                                  -----  ------  ----------   ----     ------      ------     ---   -----------   ------   ------
Advantage Marketing Sys (AMM)       0.5    10.7        44.8    1.2         42.8%       0.5%    2.8%        24.0%    4.5%        1.1%
Herbalife Intl. (HERBA)             0.2     2.6         5.3    1.4         14.1%      13.3%   16.8%        76.0%    8.7%        4.2%
Mannatech (MTEX)                    0.1      nm          nm    1.5         36.1%         nm   39.7%        47.0%   -3.7%        5.9%
Nature's Sunshine Products (NATR)   0.7     6.6        12.8    2.6          8.9%      10.0%   19.2%        50.0%   10.1%        5.2%
Nu Skin (NUS)                       0.7     5.2        10.6    1.6         19.7%       7.6%   15.5%        44.0%   12.9%        6.4%
Reliv International (RELV)          0.2      nm          nm    1.8         16.2%         nm   19.1%        54.0%   -0.2%       -2.0%
Tupperware Corp. (TUP)              1.7    10.5        24.9   10.6         -4.6%     -12.8%   54.4%        35.0%   15.9%        6.7%
Usana (USNA)                        0.2     2.6        10.4    1.2         38.1%       7.8%   16.1%        52.0%    7.0%        1.8%
                                  --------------------------------------------------------------------------------------------------
                  Average:          0.5     6.4        18.1    2.7         21.4%       4.4%   23.0%        47.8%    6.9%        2.2%
                   Median:          0.4     5.9        11.7    1.5         17.9%       7.7%   18.0%        48.5%    7.9%        3.0%

50%+ Insider Ownership:
                  Average:          0.2     2.6         7.9    1.5         22.8%      10.6%   17.4%        60.7%    5.2%        1.3%
                   Median:          0.2     2.6         7.9    1.4         16.2%      10.6%   16.8%        54.0%    7.0%        1.8%

     Excluding AMM -   Average:     0.5     5.5        12.8    2.9
                                         -------             -----
                        Median:     0.2     5.2        10.6    1.6
                                         -------             -----

Market America (MARK.OB)            0.1     0.5         0.6    1.0         26.7%      32.0%   31.0%        80.0%   20.5%       15.6%


Source: Market Guide, Multex Investor; Prices as of 9/5/01